As filed with the
Securities and Exchange Commission on October 31, 1995
                                    Registration No. 33-

============================================================


             SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549
                  ----------------------
                          FORM S-8
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933
                 --------------------------
                  AMERICAN STORES COMPANY
    (Exact name of issuer as specified in its charter)

         DELAWARE                            87-0207226
(State or other jurisdiction              (I.R.S. Employer
of incorporation or organization)         Identification No.)

                  -------------------------

                     709 E. South Temple
                  Salt Lake City, UT  84102
     (Address of principal executive offices) (Zip Code)

                  --------------------------

                   AMERICAN STORES COMPANY
                 EMPLOYEE STOCK PURCHASE PLAN
                   (Full title of the plan)

                  --------------------------

                     KATHLEEN E. McDERMOTT
                      CHIEF LEGAL OFFICER
                   AMERICAN STORES COMPANY
                      709 E. SOUTH TEMPLE
                   SALT LAKE CITY, UT  84102
            (Name and address of agent for service)

                  --------------------------

                        (801) 539-0112
(Telephone number, including area code, of agent for service)

     This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                CALCULATION OF REGISTRATION FEE

=====================================================================================

                                             Proposed    Proposed
 Title of                                    Maximum     Maximum
Securities                Amount             Offering    Aggregate     Amount of
   to be                   to be             Price       Offering      Registration
Registered                Registered<F1>     per Share   Price         Fee

Common Stock              7,000,000 shares   $30.125<F2> $210,875,000  $72,716.03
(Pursuant to 1995
  Employee Stock
  Purchase Plan)

=====================================================================================

<F1>
This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.


<F2>
Calculated solely for purposes of this offering under Rule
457(h) of the 1933 Act, on the basis of the average of the high and low selling prices per share of Common Stock of American Stores Company on October 26, 1995, as reported by the New York Stock Exchange.


                            PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

        American Stores Company (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

        a.  The Registrant's Annual Report on Form 10-K,
Commission File No. 1-5392 for the fiscal year ending
January 28, 1995;

        b.  The Registrant's Quarterly Report on Form 10-Q,
Commission File No. 1-5392 for the quarter ended April 29,
1995;

        c.  The Registrant's Quarterly Report on Form 10-Q,
Commission File No. 1-5392 for the quarter ended July 29,
1995;

        d. The Registrant's Registration Statement on Form 8-A Commission File No. 1-5392, filed with the Commission on May 17, 1994, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock; and

        e. Any similar report filed subsequently with the Commission and distributed to the Registrant's stockholders.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Capital Stock
         ----------------------------

        Inapplicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

        Inapplicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

                Reference is made to Section 145 of the
Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances. Article Nine of the Restated Certificate of Incorporation of the Registrant provides the following:

                9.01  Elimination of Certain Liability of
Directors. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If

                             II-1.

the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the corporation existing at the time of such repeal or modification.

                9.02  Indemnification and Insurance.

                      (a)  Right to Indemnification.  Each
person who was or is made party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Corporation or while serving as a Director or officer of the Corporation is or was also serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director or officer, and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
The right to indemnification conferred in this Section shall be a contract right (which may not be reduced or limited by any repeal or modification of this Section 9.02) and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which


                                  II-2.

service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers.

                      (b)  Right of Claimant to Bring Suit.
If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter being suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such a claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                      (c)  Non-Exclusivity of Rights.  The
right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested Directors or otherwise.

                     (d)  Insurance.  The Corporation may
maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss whether


                                II-3.

or not the Corporation would have the power to indemnify such person against such expense, liability to or loss under the Delaware General Corporation Law.

        In addition, the Registrant maintains a directors' and officers' liability insurance policy.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

        Inapplicable.

Item 8.  Exhibits
         --------

Exhibit Number    Exhibit
--------------    -------

    5.            Opinion of Brobeck, Phleger & Harrison.
   23.1           Independent Accountants Consent -
                  Ernst & Young LLP
   23.2 Consent of Brobeck, Phleger & Harrison is contained in Exhibit 5.
   24. Power of Attorney. Reference is made to page II-5 of this Registration Statement.
   99             American Stores Company Employee Stock
                  Purchase Plan.

Item 9.  Undertakings
         ------------

              A.  The undersigned Registrant hereby
undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required by those clauses to be included in a post-effective amendment is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's Employee Stock Purchase Plan.

              B.  The undersigned Registrant hereby
undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions and agreements summarized in Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                              II-4.

                            SIGNATURES

              Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on this 17th day of October, 1995.

                                AMERICAN STORES COMPANY

                                By  /s/ VICTOR L. LUND
                                    ------------------------
                                    Victor L. Lund
                                    Chairman of the Board,
                                    Chief Executive Officer,
                                    and Director


                         POWER OF ATTORNEY
                         -----------------

KNOW ALL MEN BY THESE PRESENTS:

           That the undersigned officers and directors of American Stores Company, a Delaware corporation, do hereby constitute and appoint Victor L. Lund and Teresa Beck, and each one of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the 1933 Act, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

           IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

           Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                                     Title                                        Date
/s/ VICTOR L. LUND             Chairman of the Board, Chief Executive                  October 30, 1995
------------------------       Officer and Director (Principal Executive Officer)
Victor L. Lund


/s/ TERESA BECK               Chief Financial Officer                                  October 30, 1995
------------------------      (Principal Financial and Accounting Officer)
Teresa Beck

                                                II-5.


Signatures                     Title                       Date




/s/ HENRY BRYANT               Director                October 30, 1995
-----------------------
Henry Bryant



/s/ LOUIS H. CALLISTER         Director                October 30, 1995
-----------------------
Louis H. Callister



/s/ ARDEN B. ENGEBRETSEN       Director                October 30, 1995
------------------------
Arden B. Engebretsen



/s/ JAMES B. FISHER            Director                October 30, 1995
-----------------------
James B. Fisher



/s/ F. R. GUMUCIO              Director                October 30, 1995
-----------------------
F. R. Gumucio



/s/ LEON G. HARMON             Director                October 30, 1995
-----------------------
Leon G. Harmon



/s/ DONALD B. HOLBROOK         Director                October 30, 1995
-----------------------
Donald B. Holbrook



/s/ VICTOR L. LUND             Director                October 30, 1995
-----------------------
Victor L. Lund



/s/ JOHN E. MASLINE            Director                October 30, 1995
-----------------------
John E. Masline



/s/ MICHAEL T. MILLER          Director                October 30, 1995
-----------------------
Michael T. Miller





                                  II-6.


Signatures                     Title                       Date




/s/ L. TOM PERRY               Director                October 30, 1995
-----------------------
L. Tom Perry



/s/ BARBARA S. PREISKEL        Director                October 30, 1995
-----------------------
Barbara S. Preiskel



/s/ J.L. SCOTT                 Director                October 30, 1995
-----------------------
J.L. Scott



/s/ DON L. SKAGGS              Director                October 30, 1995
-----------------------
Don L. Skaggs



/s/ L.S. SKAGGS                Director                October 30, 1995
-----------------------
L.S. Skaggs



/s/ ARTHUR K. SMITH            Director                October 30, 1995
-----------------------
Arthur K. Smith

                                  II-7.

              SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                           EXHIBITS

                              TO

                           FORM S-8

                             UNDER

                     SECURITIES ACT OF 1933


                      AMERICAN STORES COMPANY

                         EXHIBIT INDEX



Exhibit Number         Exhibit
--------------         -------

    5.        Opinion of Brobeck, Phleger & Harrison.
   23.1       Independent Accountants' Consent - Ernst &
              Young LLP
   23.2 Consent of Brobeck, Phleger & Harrison is contained in Exhibit 5.
   24. Power of Attorney. Reference is made to page II-5 of this Registration Statement.
   99.        American Stores Company Employee Stock
              Purchase Plan.